UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2017

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-23367	84-1307044
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2017, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Palm Active Dental, LLC and Palm Global Small Cap Master Fund LP (together, the “Palm Investors”). Under the Securities Purchase Agreement, the Company sold convertible senior subordinated secured notes (“Notes”) in the aggregate principal amount of $4,990,000 together with 10 attached shares of Series A Convertible Preferred Stock for $1,000 per share for a total of $5 million. The Company used approximately $1.5 million of the net proceeds under Securities Purchase Agreement to repay Guaranty Bank and Trust Company (the “Bank”) as described below. The balance of the net proceeds will be used for vendor payments, working capital, capital expenditures, and other general corporate purposes.

The Securities Purchase Agreement, the Notes, the Articles of Amendment for the Series A Convertible Preferred Stock, and the Articles of Amendment for the Series B Convertible Preferred Stock (collectively, the “Investment Documents”) contain covenants that, among other things, prohibit the Company from incurring debt, except Permitted Indebtedness (as defined in the Investment Documents), permitting the existence of liens, other than Permitted Liens, issuing securities, other than under an Approved Stock Plan or Excluded Securities (each, as defined in the Investment Documents), with a purchase, conversion, exchange, or exercise price less than the conversion price of the Notes, the Series A Convertible Preferred Stock, and the Series B Convertible Preferred Stock, issuing additional securities with rights senior or on par with the Notes, the Series A Convertible Preferred Stock, or the Series B Convertible Preferred Stock, paying dividends or distributions on the Company’s capital stock (other than on the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock), or selling any of the Company’s Managed PCs or any assets, except in the ordinary course of business.

The Investment Documents also provide that as long as any amounts remain due under the Notes or any Series A Convertible Preferred Stock or Series B Convertible Preferred Stock remain outstanding, the holders of the Notes, the Series A Convertible Preferred Stock, and the Series B Convertible Preferred Stock, voting as separate class, have the right to elect two members to the Company’s board of directors, which number increases to three if the Company fails to meet Performance Targets (as defined in the Investment Documents). Each share of Series A Convertible Preferred Stock entitles the holders to 100,000 votes per share.

The Notes and shares of Series A Convertible Preferred Stock are convertible into shares of Series B Convertible Preferred Stock, which are convertible into shares of the Company’s common stock at a price of $5.00 per share. There are currently no shares of Series B Convertible Preferred Stock outstanding.

The Notes mature on September 30, 2023 and accrue interest on a quarterly basis at a rate of 5% per annum until December 28, 2020. Thereafter, interest accrues on a quarterly basis at a rate of (i) 5% per annum if the VWAP (as defined in the Notes) for each of any 30 consecutive Trading Days (as defined in the Notes) during the immediately preceding quarter is less than $15 per share of Common Stock, (ii) 2.5% per annum if the VWAP for each of any 30 consecutive Trading Days during the immediately preceding quarter is equal to or greater than $15 per share of Common Stock and equal to or less than $20 per share of Common Stock, and (iii) 0% if the VWAP for each of any 30 consecutive Trading Days during the immediately preceding quarter exceeds $20 per share of Common Stock. Subject to the terms of the Subordination Agreement (described below), which prohibits the payment of cash interest unless the Total Cash Flow Leverage Ratio, as defined in the Fifth Amendment (described below), is less than 2:1, the Company has the option to pay interest in cash or by increasing the principal amount of the Notes in the amount of any unpaid and accrued interest.

Holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are entitled to receive dividends on a quarterly basis at a rate of 5% per annum until December 28, 2020. Thereafter, dividends accrue on a quarterly basis at the same rates as interest for the Notes as described above. Subject to the terms of the Subordination Agreement, which prohibits the payment of cash dividends unless the Total Cash Flow Leverage Ratio is less than 2:1, the Company has the option to pay dividends in cash or by issuing additional shares of preferred stock in the amount of any unpaid and accrued interest.

On December 28, 2017, the Company and the Bank entered into the Fifth Amendment to Loan and Security Agreement (“Fifth Amendment”) to its Loan and Security Agreement with the Bank, as amended (the “Credit Facility”), under which the Company repaid approximately $1.5 million under the term loan portion of the Credit Facility and the Bank waived all outstanding defaults, default interest, fees, and penalties under the Credit Facility. Among other things, the Fifth Amendment extended the maturity date of the loans under the Credit Facility to March 31, 2023, modifies the repayment terms of the term loan and the EBITDA, leverage ratio and other financial covenants under the Credit Facility, and renews the Company’s $2.0 million revolving credit facility. Under the Fifth Amendment, the outstanding principal balance of the Term Loan (as defined in the Credit Facility) is $6.5 million.

Under the Fifth Amendment, the Term Loan bears interest as follows:

Funded Debt / EBITDA (each as defined in the Fifth Amendment)	LIBOR SPREAD

Greater than 3.0	LIBOR + 3.75%

Less than or equal to 3.0 but greater than 2.5	LIBOR + 3.25%

Less than or equal to 2.5 but greater than 2.0	LIBOR + 2.90%

Less than or equal to 2.0	LIBOR + 2.50%

The Company must pay the unpaid principal balance of the Term Loan as follows: (i) $125,000 me be paid on the last day of each calendar quarter in 2018, (ii) $100,000 on or before the date that is 30 days after the date the Form 10-Q for the second fiscal quarter of 2018 is filed by the Company with the Securities and Exchange Commission (“SEC”), but only if EBITDA (as defined in the Fifth Amendment) measured for the 12 months ending June 30, 2018 is equal to or more than $2,400,000, (iii) $175,000 on March 31, 2019 and June 30, 2019, (iv) $100,000 on or before the date that is 30 days after the date the Form 10-Q for the second fiscal quarter of 2019 is filed by the Company with the SEC, but only if EBITDA measured for the 12 months ending June 30, 2019 is equal to or more than $3,000,000, (v) $200,000 September 30, 2019 and December 31, 2019, and (vi) $250,000 on the last day of each calendar quarter thereafter, commencing with March 31, 2020, with a final payment in an aggregate amount equal to the unpaid principal balance of the Term Loan on March 31, 2023. In addition, the Company must make mandatory prepayments commencing with the quarter ending September 30, 2019 equal to the “Excess Cash Flow Amount” as defined in the Fifth Amendment. In any event, the Company must make payments so that the principal balance of the Term Loan is $5,750,000 as of December 31, 2018, $4,750,000 as of December 31, 2019, $3,600,000 as of December 31, 2020, 2,100,000 as of December 31, 2021, and $750,000 as of December 31, 2022.

Concurrent with the Investment Documents and the Fifth Amendment, the Company, the Bank, and the Palm Investors entered into a Subordination Agreement and the Company and the Palm Investors entered into a Security Agreement and Registration Rights Agreement.

Under the Subordination Agreement, the Palm Investors and their successors in interest subordinated their rights under the Notes, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock to the Bank in respect of the Credit Facility (as defined below). Under the Security Agreement, the Company granted the holders of the Notes a subordinate security interest in substantially all of the Company’s assets.

Under the Registration Rights Agreement, the Company granted the Palm Investors and their successors in interest the right to demand registration under the Securities Act of 1933, as amended, of the resale of the shares of common stock underlying the Series B Convertible Preferred Stock. The Company also granted certain “piggy-back” registration rights in the Registration Rights Agreement.

The foregoing description of the Securities Purchase Agreement, the Notes, the Subordination Agreement, Security Agreement, Registration Rights Agreement, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Form of Note, the Subordination Agreement, Security Agreement, Registration Rights Agreement, Articles of Amendment relating to the Series A Convertible Preferred Stock, Articles of Amendment relating to the Series B Convertible Preferred Stock, and the Fifth Amendment to Loan and Security Agreement, which are filed as Exhibits 10.3, 4.1, 10.2, 10.4, 10.5, 3.1, 3.2, and 10.1 to this report and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Series A Convertible Preferred Stock was offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Securities Purchase Agreement, as of the closing thereunder, Dennis N. Genty and Brooks G. O’Neil, who serves on the Company’s Audit Committee and Compensation Committee, resigned from the Company’s board of directors and from all committees of the Board on which Mr. O’Neil served. Mr. Genty remains the Company’s Chief Financial Officer, Secretary, and Treasurer

As of the closing under the Securities Purchase Agreement, the board of directors appointed Joshua Horowitz and Brad Tirpak to fill the vacancies on the board as Class III and Class II directors, respectively. Under the Securities Purchase Agreement, the board will elect Messrs. Horowitz and Tirpak to serve on committees of the board of directors. Messrs. Horowitz and Tirpak will receive compensation for their services on the board and committees in the form of quarterly retainers and payment of meeting fees, all as described under the caption “Director Compensation” of the Company’s proxy statement that was filed with the SEC on May 17, 2017, or as otherwise determined by the board.

Messrs. Horowitz and Tirpak are not parties to any transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. Biographical information for Messrs. Horowitz and Tirpak follows below.

Joshua S. Horowitz, 40, is a professional investor with 15 years of investing experience. Since January 2012, he has served as a portfolio manager and Managing Director at various Palm entities, first with Palm Ventures LLC and currently with Palm Management (US) LLC. Since 2004 he has been a director of research at Inverlochy Capital, a privately held asset management firm and Berggruen Holdings, a multi-billion dollar family office. Between 2002 and 2004 he was a research analyst at Crossway Partners, a value strategy investment partnership. Mr. Horowitz currently serves as a director of 1347 Property Insurance Holdings. He served as a director of The Lincoln General Insurance Company from October 2001 to November 2014 and 1347 Capital Corp (now Limbach Holdings, Inc.) from July 2014 to July 2016. Mr. Horowitz holds a B.S. in Management magna cum laude from Binghamton University and also studied at the Bath School of Management in the United Kingdom.

Bradley Tirpak, 48, is a professional investor with more than 20 years of investing experience. Since October 2016, he has served as a portfolio manager and Managing Director at Palm Management UK LP. Since 1996, Mr. Tirpak was a portfolio manager at Credit Suisse First Boston, Caxton Associates and Sigma Capital Management, and a managing member of other investment partnerships. Between 1993 and 1996, he was the founder and CEO of Access Telecom, Inc., an international telecommunications company doing business in Mexico. Mr. Tirpak serves as the Chairman of the Board at Full House Resorts, Inc., as a director of Flowgroup Plc and as a director of The HALO Trust USA. He served as a director at Applied Minerals, Inc. from March 2015 to February 2017 and as a director of USA Technologies, Inc. from 2010 to 2012. Mr. Tirpak earned a B.S.M.E. from Tufts University and an M.B.A. from Georgetown University.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03. The Company’s board of directors amended the Company’s Articles of Incorporation to designate the terms of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

Item 7.01 Regulation FD Disclosure.

On December 29, 2017, the Company issued a press release announcing the Company’s entering into the agreements described above. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report are not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment relating to Series A Convertible Preferred Stock filed with the Colorado Secretary of State on December 27, 2017
3.2	Articles of Amendment relating to Series B Convertible Preferred Stock filed with the Colorado Secretary of State on December 27, 2017
4.1	Form of Notes issued to the Palm Investors
4.2	Articles of Amendment relating to Series A Convertible Preferred Stock (contained in Exhibit 3.1)
4.3	Articles of Amendment relating to Series B Convertible Preferred Stock (contained in Exhibit 3.2)
10.1	Fifth Amendment to Loan and Security Agreement, dated December 28, 2017, between the Company and Guaranty Bank and Trust Company
10.2	Subordination Agreement, dated December 28, 2017, among the Company, the Palm Investors and Guaranty Bank and Trust Company
10.3	Securities Purchase Agreement, dated December 28, 2017, between the Company and the Palm Investors
10.4	Security Agreement, dated December 28, 2017, between the Company and the Palm Investors
10.5	Registration Rights Agreement, dated December 28, 2017, between the Company and the Palm Investors
99.1	Press release issued by the Company, dated December 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.

Date:	December 29, 2017	By:	/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer, Secretary and Treasurer